                                                     REGISTRATION NO. 333-31088
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------
                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                    VOICESTREAM WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                    91-1983600
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                              12920 SE 38th Street
                           Bellevue, Washington 98006
                                 (425) 378-4000
          (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                      2000 EXECUTIVE RESTRICTED STOCK PLAN
                              (Full title of plan)

            Alan R. Bender, Esq.                             Copy to:
          Executive Vice President,                   Richard B. Dodd, Esq.
        General Counsel and Secretary                 Matthew S. Topham, Esq.
  VoiceStream Wireless Corporation                   Preston Gates & Ellis LLP
           12920 SE 38th Street                    701 Fifth Avenue, Suite 5000
         Bellevue, Washington 98006                  Seattle, Washington 98104
               (425) 378-4000                             (206) 623-7580

    (Name, address, including ZIP code, and
     telephone number, including area code,
             of agent for service)



===================================================================================================================
                                                                                Maximum
Title of securities           Amount to be          Maximum offering       aggregate offering         Amount of
  to be registered           registered (1)        price per unit (2)           price (2)          registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 per share           207,881 shares               $113.75               $23,646,463.75            $5,912
===================================================================================================================


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of VoiceStream Wireless Corporation common stock reported on February 9, 2001, as reported on the Nasdaq Stock Market.

                             INTRODUCTORY STATEMENT



        This Registration Statement relates to shares of VoiceStream Wireless Corporation Common Stock (the "Common Shares") issuable pursuant to VoiceStream's 2000 Executive Restricted Stock Plan (the "Plan"), which was previously reported in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 25, 2000, file number 333-31088. This Registration Statement is being filed to register an additional 207,881 Common Shares that may be issued pursuant to the Plan as a result of an amendment of the Plan that increased the number of Common Shares issuable pursuant to the Plan.


                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

        In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 previously filed by VoiceStream with the Securities and Exchange Commission on February 25, 2000, file number 333-31088 are incorporated herein by reference and made a part hereof.

\
ITEM 8. EXHIBITS



  EXHIBIT                              DESCRIPTION
  -------                              -----------
    4.1      --     VoiceStream Wireless Corporation 2000 Executive Restricted Stock
                    Plan, as amended

    5.1      --     Opinion of Preston Gates & Ellis LLP

   23.1      --     Consent of Preston Gates & Ellis LLP (see Exhibit 5.1)

   23.2      --     Consent of Arthur Andersen LLP

   23.3      --     Consent of Arthur Andersen LLP

   23.4      --     Consent of PricewaterhouseCoopers LLP

   24.1      --     Power of Attorney (included on the signature pages to this
                    Registration Statement on Form S-8).

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on February 13, 2001.


                              VOICESTREAM WIRELESS CORPORATION

                              /s/ Alan R. Bender
                              --------------------------------------------------
                              Name: Alan R. Bender
                              Title: Executive Vice President

                               POWER OF ATTORNEY


KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Stanton and Alan R. Bender, or either of them acting individually, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.



Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed on February 13, 2001 by the following persons in the capacities indicated.



Signature                                 Title
---------                                 -----
/s/ JOHN W. STANTON                       Chairman of the Board, Chief Executive Officer, Director
--------------------------------          (Principal Executive Officer)
John W. Stanton


/s/ DONALD GUTHRIE                        Vice Chairman and Director (Principal Financial Officer)
--------------------------------
Donald Guthrie


/s/ ALLYN P. HEBNER                       Vice President, Controller and Principal Accounting Officer
--------------------------------
Allyn P. Hebner


/s/ ROBERT R. STAPLETON                   President and Director
--------------------------------
Robert R. Stapleton


/s/ DOUGLAS G. SMITH                      Vice Chairman and Director
--------------------------------
Douglas G. Smith


/s/ SUSAN M.F. WOO CHOW                   Director
--------------------------------
Susan M.F. Woo Chow


/s/ MITCHELL R. COHEN                     Director
--------------------------------
Mitchell R. Cohen


/s/ DANIEL J. EVANS                       Director
--------------------------------
Daniel J. Evans


/s/ RICHARD L. FIELDS                     Director
--------------------------------
Richard L. Fields


/s/ CANNING K.N. FOK                      Director
--------------------------------
Canning K.N. Fok


/s/ JONATHAN M. NELSON                    Director
--------------------------------
Jonathan M. Nelson


/s/ TERENCE M. O'TOOLE                    Director
--------------------------------
Terence M. O'Toole


/s/ JAMES N. PERRY, JR.                   Director
--------------------------------
James N. Perry, Jr.


/s/ KAJ-ERIK RELANDER                     Director
--------------------------------
Kaj-Erik Relander


/s/ JAMES J. ROSS                         Director
--------------------------------
James J. Ross


/s/ FRANK J. SIXT                         Director
--------------------------------
Frank J. Sixt


/s/ HANS SNOOK                            Director
--------------------------------
Hans Snook

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8



  EXHIBIT                                 DESCRIPTION
  -------                                 -----------
    4.1       --      VoiceStream Wireless Corporation 2000 Executive Restricted Stock
                      Plan, as amended
    5.1       --      Opinion of Preston Gates & Ellis LLP
   23.1       --      Consent of Preston Gates & Ellis LLP (see Exhibit 5.1)
   23.2       --      Consent of Arthur Andersen LLP
   23.3       --      Consent of Arthur Andersen LLP
   23.4       --      Consent of PricewaterhouseCoopers LLP
   24.1       --      Power of Attorney (included on the signature pages to this
                      Registration Statement on Form S-8).
